Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

DCA Total Return Fund:

We consent to the incorporation by reference in this Registration Statement of DCA Total Return Fund on Form N-14 of our report dated February 27, 2009, appearing in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement.

KPMG LLP

Denver, Colorado

July 28, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

DCW Total Return Fund:

We consent to the incorporation by reference in this Registration Statement of DCA Total Return Fund on Form N-14 of our report on DCW Total Return Fund dated February 27, 2009, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement of DCA Total Return Fund.

KPMG LLP

Denver, Colorado

July 28, 2010